SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITES EXCHANGE ACT OF 1934

                                NOVEMBER 14, 2000
                        (Date of earliest event reported)

                             AUTOCORP EQUITIES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                                          87-0522501
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporated organization)

                                    000-15216
                            (Commission File Number)

                          911 W. Parker Rd., Suite 306
                               Plano, Texas 75023
                    (Address of principal executive offices)

                                 (972) 378-5355
              (Registrant's telephone number, including area code)


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In this  report,  the words we, our,  ours,  us,  Company,  and us refer only to
AutoCorp Equities, Inc. They do not include any of our subsidiaries unless we specifically refer to them.

Headquartered in Plano, Texas, we are a sub-prime indirect consumer lender for automobile finance and an investor/operator in new and used car dealerships. At November 14, we acquired assets and re-capitalized our Company to allow us to implement our business plans.

Item 2.  Acquisition or Disposition of Assets

         (a).     Acquisition of Assets

                  As a part of the re-capitalization (Item 5) we acquired certain assets from our primary creditor. Those assets consist of cash (on a deferred basis), inventory, a portfolio of customer notes receivable (secured by automobiles) owned but considered to be "inactive" by the seller, and a portfolio of customer notes considered to be "active" by the seller, but were sold to us as part of the re-capitalization plan. Deferred cash proceeds approximates $228,000, book value of the inventory, based on actual cash values, approximates $372,000 and the combined book value of both portfolios approximates $9,600,000 on the books of the seller. However, due to the age, delinquency and other factors relating to the portfolio(s), the notes will be discounted significantly when recorded on our books. On November 14, the amount of the discount had not been determined.

         (b)      Disposition of Assets

                  Not Applicable

Item 5.  Other Events

         (a)      Re-capitalization

                  As further described in the Exhibits, an agreement was reached with our primary creditor, AutoPrime, Inc. and its parent company to re-capitalize our Company. The agreement was completed on November 14, 2000 with an effective date of October 1, 2000. We believe, without assurance, that the capitalization will enable us to implement a new business model developed in anticipation of the re-capitalization.

                  After the re-capitalization, the largest single shareholder of AutoCorp remains Charles Norman in his capacity as Trustee of the three trusts described in our previous reports. He holds a total of 854,563 shares in this capacity. These represent 19.6% of the 4,362,274 shares outstanding after the re-capitalization.

                  Of the 3,217,000 shares originally placed in the three trusts on December 30, 1998, 1,817,000 shares were returned to our treasury in the re-capitalization, 545,437 shares have been exchanged since December 30, 1998, for outstanding notes of Consumer Investment Corporation (a subsidiary of ours at December 30, 1998), and 154,563 shares will continue to be held in trust until all aspects of that exchange offer have been concluded. In addition, 700,000 shares remain in trust for the benefit of our management and that of AutoPrime.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statement of Business Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits

                  5.1      Press Release dated October 6, 2000.

                  5.2      Press Release dated November 15, 2000 (as corrected).




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date:  November 27, 2000                  AUTOCORP EQUITIES, INC.

                                          (Registrant)


                                           /s/ Charles Norman
                                           -------------------------------------
                                           Charles Norman
                                           President and Chief Executive Officer